UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marinus Pharmaceuticals, Inc.
5 Radnor Corporate Center, Suite 500
100 Matsonford Road
Radnor, PA 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held March 31, 2020

To our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/MRNS2020 on Tuesday, March 31, 2020, at 10:00 a.m. (Eastern Daylight Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.              to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares (the “Authorized Shares Proposal”);

2.              to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-4, with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors (the “Board”) in its sole discretion (the “Reverse Stock Split Proposal”); and

3.              to approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the Authorized Shares Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

The Board has fixed February 19, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

The Board unanimously recommends that you vote “FOR” the Authorized Shares Proposal, “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend, you are respectfully requested by the Board to promptly either sign, date and return the enclosed proxy card or vote via the Internet by following the instructions provided on the proxy card. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith
Vice President, Chief Financial Officer, Treasurer and Secretary
Radnor, Pennsylvania

March 2, 2020

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be Held on March 31, 2020:

Copies of our Proxy Materials, consisting of the Notice of Special Meeting, the Proxy Statement and the Accompanying Form of Proxy Card are available at www.proxyvote.com

Marinus Pharmaceuticals, Inc.
5 Radnor Corporate Center, Suite 500
100 Matsonford Road
Radnor, PA 19087

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 31, 2020

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Marinus Pharmaceuticals, Inc. (“we,” “us,” or the “Company”) for a Special Meeting of Stockholders to be held on Tuesday, March 31, 2020, at 10:00 a.m. Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/MRNS2020, and for any adjournment or postponement thereof (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

We are providing our proxy materials to record stockholders by sending a printed copy of the full set of our proxy materials (the “Proxy Materials”), consisting of the Notice of Special Meeting of Stockholders, this Proxy Statement and a proxy card by mail. As permitted by Securities and Exchange Commission (“SEC”) rules, we are also providing access to the Proxy Materials on the Internet.

The Proxy Statement and accompanying form of proxy card are first being mailed or given to stockholders on or about
March 2, 2020.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Special Meeting:

Q:  What is in this Proxy Statement?

A:  This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Special Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision on whether or how to vote your stock.

Q:  What is the purpose of the Special Meeting?

A:  We are holding the Special Meeting for the following purposes, which are described in more detail below in this Proxy Statement:

1.              to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares (the “Authorized Shares Proposal”);

2.              to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-4, with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”); and

3.              to approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the Authorized Shares Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Q:  Who is entitled to vote at the Special Meeting?

A:  Only stockholders of record as of the close of business on February 19, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. During the ten days before the Special Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary, at (484) 801-4670 to arrange a visit to our offices.

Q:  How many shares of common stock can vote?

A:  There were 86,711,035 shares of our common stock outstanding as of the close of business on the Record Date. Each stockholder entitled to vote at the Special Meeting may cast one vote for each share of common stock owned by him, her or it that has voting power upon each matter considered at the Special Meeting. As to each of the proposals, holders of our common stock may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Q:  How do I vote my shares?

A:  The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by Internet, by mail or you can vote in person if you attend the Special Meeting.

1.              If you wish to vote by internet, go to www.proxyvote.com and log in using your unique control number that was included in the Proxy Materials you received in the mail.

2.              If you wish to vote by mail, return the proxy card included in the Proxy Materials. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the Authorized Shares Proposal, “FOR” the Reverse Stock Split Proposal, and “FOR” the Adjournment Proposal. Unsigned proxy cards will not be counted.

3.              If you wish to vote in person at the meeting, go to www.virtualshareholdermeeting.com/MRNS2020 using your unique control number that was included in the Proxy Materials that you received in the mail.

If you hold your shares of the Company through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker, bank or other nominee?” below.

If you wish to vote in person at the meeting, ballot buttons will be available at the virtual stockholder meeting website. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Q:  What is the effect if I fail to give voting instructions to my broker, bank or other nominee?

A:  If you are a beneficial owner of shares in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions then, under applicable rules, the broker, bank or other nominee that holds your shares can generally vote on “routine” matters, but cannot vote on “non-routine” matters. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal. The Authorized Shares Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal are matters we believe will be considered “routine” and, therefore, brokers will have discretionary authority to vote on all proposals. Nevertheless, we encourage you to provide instructions to your bank, broker or other nominee via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to all of the proposals in the manner you desire.

Q:  What is a quorum?

A:  The holders of one-third of the outstanding shares of stock entitled to vote at the Special Meeting constitute a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum.

Q:  What is a proxy?

A:  A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Scott Braunstein, M.D., our Chief Executive Officer, and Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Special Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:  What vote is required to approve each proposal?

A:

1.              Authorized Shares Proposal: The affirmative vote of a majority of the Company’s issued and outstanding shares of common stock entitled to vote is required to approve the Authorized Shares Proposal. Abstentions with respect to this proposal will have the effect of votes “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

2.              Reverse Stock Split Proposal: The affirmative vote of a majority of the Company’s issued and outstanding shares of common stock entitled to vote is required to approve the Reverse Stock Split Proposal. Abstentions with respect to this proposal will have the effect of votes “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

3.              Adjournment Proposal: The affirmative vote of the holders of the majority of shares of common stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote is required to approve the Adjournment Proposal. Abstentions with respect to this proposal will have the effect of votes “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

Q:  How does the Board recommend that I vote on each of the proposals?

A:  The Board recommends a vote “FOR” the Authorized Shares Proposal, “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

Q:  What if I want to change my vote or revoke my proxy?

A:  A registered stockholder may change his, her or its vote or revoke his, her or its proxy at any time before the Special Meeting by (i) going to www.proxyvote.com and logging in using your unique control number that was included in the Proxy Materials you received in the mail, (ii) attending and voting in person at the Special Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or in person at the Special Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:  Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?

A:  Yes. On the day of the Special Meeting, please go to www.virtualshareholdermeeting.com/MRNS2020 and log in using the control number that was included in the Proxy Materials you received in the mail. You will be able to vote online during the Special Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers. You will only be able to participate in this manner if you log in with your control number.

Q:  Who will count the votes?

A:  Our agent will count the votes cast by proxy. The Chief Financial Officer, Treasurer and Secretary of the Company will count the votes cast in person at the Special Meeting and will serve as the inspector of election.

Q:  Are there any expenses associated with collecting the stockholder votes?

A:  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Proxy Materials to our stockholders. Officers and other employees of the Company may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:  Where can I find the voting results?

A:  Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Special Meeting.

PROPOSAL 1:

AUTHORIZED SHARES PROPOSAL

General

The Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation, in substantially the form attached hereto as Annex A (the “Authorized Shares Amendment”), to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000. If the stockholders approve the Authorized Shares Amendment, the authorized share increase will become effective upon the filing of the Authorized Shares Amendment with the Secretary of State of the State of Delaware. This proposal is referred to in this Proxy Statement as the “Authorized Shares Proposal.”

Capitalization

As of February 19, 2020, we were authorized to issue up to 100,000,000 shares of our common stock, par value $0.001 per share, 86,711,035 of which were issued and outstanding, 11,850,845 of which were reserved for issuance under our equity compensation plans, and 1,164,500 of which were reserved for issuance under option awards granted outside of our equity compensation plans. Accordingly, as of February 19, 2020, there were 273,620 shares of our common stock available for all other corporate purposes, such as additional capital raising activities, prior to the addition of the shares for which we are seeking approval pursuant to this proposal.

In addition to our authorized shares of common stock, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share, in one or more series designated by the Board, of which 30,000 shares have been designated as Series A Participating Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and are currently issued and outstanding. The number of shares of our common stock into which each share of Series A Preferred Stock is initially convertible is equal to the number obtained by dividing (i) the sum of $1,000, being the initial purchase price per share of the Series A Preferred Stock, and the amount of any accrued but unpaid dividends thereon by (ii) $1.25, being the conversion price per share of Series A Preferred Stock, subject to customary anti-dilution adjustments. Each share of Series A Preferred Stock will be convertible from and after receiving stockholder approval of the Authorized Shares Proposal and filing the Authorized Shares Amendment with the Secretary of State of the State of Delaware. As of February 19, 2020, the Series A Preferred Stock will be convertible into an aggregate of 24,000,000 shares of common stock after filing of the Authorized Shares Amendment.

Background

On December 11, 2019, we entered into a Securities Purchase Agreement with certain investors pursuant to which we sold an aggregate of 30,000 shares of Series A Preferred Stock at a per share price of $1,000 in a private placement (the “Private Placement”). In connection with the Private Placement, we filed a Certificate of Designations, Preferences and Rights of Series A Participating Convertible Preferred Stock (the “Certificate of Designations”) on December 12, 2019 with the Secretary of State of the State of Delaware to establish the rights, obligations and preferences of the Series A Preferred Stock.

In order to ensure the full conversion rights of the outstanding shares of Series A Preferred Stock into shares of our common stock, we agreed in the Certificate of Designations to hold a stockholders’ meeting by May 1, 2020, at which we would, subject to Board approval, recommend that our stockholders approve the Authorized Shares Amendment to increase the number of authorized shares of common stock. If the stockholders approve the Authorized Shares Proposal, from and after filing of the Authorized Shares Amendment, all shares of Series A Preferred Stock may be converted, at the option of the holder thereof, into the number of fully paid and nonassessable shares of our common stock equal to the number obtained by dividing (i) the stated value of such Series A Preferred Stock, plus the amount of any accrued but unpaid dividends as of the conversion date by (ii) the conversion price in effect on the conversion date (determined as provided in the Certificate of Designations), provided that we may not effect, and the holder of Series A Preferred Stock does not have the right to, convert any portion of the Series A Preferred Stock to the extent that such conversion would result in the holder owning in excess of the beneficial ownership limit set forth in the Certificate of Designations. Each holder of Series A Preferred Stock has agreed in the Securities Purchase Agreement to promptly (and, in any event, within ten (10) business days), following (a) the effectiveness of a registration statement covering the resale of the shares of common stock underlying the Series A Preferred Stock under the Securities Act of 1933, as amended, and (b) June 30th of each year, submit a notice of conversion to the Company in accordance with the Certificate of Designations to effect a conversion of the Series A Preferred Stock held by such holder such that following such conversion the holder will either (i) have converted all of the remaining shares of Series A Preferred Stock owned by such holder or (ii) own a number of shares of our common stock equal to the beneficial ownership limit set forth in the Certificate of Designations applicable to such holder. The Certificate of Designations also contains customary anti-dilution adjustments to the conversion price in the event of stock dividends, subdivisions or splits and upon stock combinations, as well as customary requirements regarding our obligation to effect conversions and deliver common stock certificates and for the payment by us of damages for our failure to comply with such requirements.

Additional Reasons for Seeking Stockholder Approval

In addition, the Board believes an increase in the number of authorized shares of common stock is in the best interests of our Company and our stockholders because the availability of additional authorized but unissued shares of common stock will provide us with greater flexibility in considering future actions that may be desirable or necessary to accomplish our business objectives and that involve the issuance of our common stock. In addition to enabling our holders of Series A Preferred Stock to convert such shares into common stock, an increase in the number of authorized shares would allow us to issue common stock for a variety of corporate purposes, such as raising additional capital, without the delay associated with soliciting stockholder approval and convening a special meeting of stockholders. Capital that we raise through the issuance of additional shares could be used to continue or expand our current clinical development programs, or to expand or diversify our business or research and development programs through the acquisition of other businesses or products. Currently, there are no immediate plans, agreements or commitments with respect to the issuance of any of the additional shares of common stock, other than the rights of the holders of Series A Preferred Stock to convert such stock into shares of common stock.

Effects on Existing Stockholders of the Proposal

If the Authorized Shares Proposal is approved, the Board may cause the issuance of additional shares of our common stock without further approval, except as may be required by law, regulatory authorities, or the rules of The Nasdaq Stock Market (“Nasdaq”) or any other stock exchange on which our shares may be listed. The proposed new authorized shares of common stock would become part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. Holders of shares of our common stock (in their capacity as holders of shares of our common stock) do not have any preemptive rights to purchase or subscribe for any part of any new or additional issuance of our securities. The existing stockholders will not suffer any immediate dilution in voting rights and in ownership interests upon the authorization of additional shares of common stock. However, upon filing the Authorized Shares Amendment, the holders of Series A Preferred Stock will have the right, at any time thereafter, to convert such shares of Series A Preferred Stock into shares of our common stock subject to certain mandatory conversion requirements and other limitations set forth in the Certificate of Designations. If such shares of common stock are issued upon this conversion, existing stockholders will suffer dilution in voting rights and ownership interests upon such issuance. Further, if we issue additional shares of our common stock in future actions that we may deem desirable or necessary to accomplish our business objectives, our existing stockholders could suffer further dilutive consequences. Any sale of our common stock into the public market could materially and adversely affect the market price of our common stock.

An increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of us by means of a takeover bid that the Board determines is not in our best interest nor in the best interests of our stockholders. However, the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us. We have no current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under Delaware law or the Company’s Certificate of Incorporation with respect to the Authorized Shares Amendment, and the Company will not independently provide our stockholders with any such right.

Required Vote

Approval of the Authorized Shares Proposal requires the affirmative vote of a majority of the Company’s issued and outstanding shares of common stock entitled to vote. There will be no broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the Authorized Shares Proposal.

PROPOSAL 2:

REVERSE STOCK SPLIT PROPOSAL

General

The Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation in substantially the form attached hereto as Annex B (the “Reverse Split Amendment”), to effect a reverse stock split at a ratio of 1-for-4. This proposal is referred to in this Proxy Statement as the “Reverse Stock Split Proposal.” If the stockholders approve the reverse stock split and the Board decides to implement it, the reverse stock split will become effective at the effective time set forth in the Reverse Split Amendment to be filed with the Secretary of State of the State of Delaware.

The reverse stock split will be realized simultaneously for all outstanding shares of common stock and the ratio will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of our common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Reverse Split Amendment will not change the total number of authorized shares of common stock, and the par value of the common stock will remain at $0.001 per share. The number of authorized shares of preferred stock will also remain the same.

The Board unanimously approved and recommended seeking stockholder approval of this Reverse Stock Split Proposal on February 18, 2020. The Board may determine in its discretion not to effect any reverse stock split and not to file the Reverse Split Amendment. Subject to approval of the Reverse Split Amendment through the approval of this Reverse Stock Split Proposal, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split. As detailed below, if the Board does not effect the reverse stock split by filing the Reverse Split Amendment on or before March 31, 2021, the Board will no longer be permitted to effect the reverse stock split as the authority of the Board to effect the reverse stock split will expire on March 31, 2021.

The Board’s determination as to whether and when to effect a reverse stock split will be based on a number of factors, including the closing bid price for our common stock, prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict whether, or assure that, the reverse stock split will produce or maintain the desired results (for more information on the risks, see the section below entitled “Certain Risks Associated with the Reverse Stock Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.

Purposes of the Proposed Reverse Stock Split

We believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our common stock than that which currently exists.

Even if this proposal is approved, the Board will have complete discretion as to whether or not to consummate the reverse stock split. We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. The Board cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances because the proportion allows for dilutive issuances.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of 1-for-4. In determining the reverse stock split ratio, the Board considered numerous factors, including:

•                  the historical and projected performance of our common stock;

•                  prevailing market conditions;

•                  general economic and other related conditions prevailing in our industry and in the marketplace;

•                  the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

•                  our capitalization (including the number of shares of our common stock issued and outstanding);

•                  the prevailing trading price for our common stock and the volume level thereof; and

•                  potential devaluation of our market capitalization as a result of a reverse stock split.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock. For example, if the Board decides to implement the 1-for-4 reverse stock split, then a shareholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,500 shares of our common stock immediately after the reverse stock split. However, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company (except to the extent that the reverse stock split would result in any stockholders receiving cash in lieu of fractional shares) or proportionate voting power as described below. All shares of common stock will also remain validly issued, fully paid and non-assessable.

The proposed reverse stock split will also reduce the number of shares of common stock reserved for future awards under our 2014 Equity Incentive Plan, as amended. The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split. The number of shares of outstanding restricted stock subject to outstanding awards will be reduced proportionately.

The proposed reverse stock split will also reduce the number of shares of common stock issued upon a conversion of the Series A Preferred Stock. The conversion price applicable to the Series A Preferred Stock will be increased proportionately, which will reduce the aggregate number of shares of common stock issuable upon any such conversion or redemption proportionately with the reduction to the total number of shares of outstanding common stock.

We are currently authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, of which 86,711,035 shares were issued and outstanding as of February 19, 2020, and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 30,000 shares of Series A Preferred Stock were issued and outstanding as of February 19, 2020. If the Authorized Shares Proposal is approved by the stockholders, then, upon the effectiveness of the Authorized Shares Amendment, we would be authorized to issue up to 150,000,000 shares of common stock. The approval of the Reverse Stock Split Proposal is not conditioned upon the approval of the Authorized Shares Proposal. If we effect the proposed reverse stock split and file the Reverse Split Amendment, the number of shares of our authorized common stock will remain unchanged (at 100,000,000 if the Authorized Shares Proposal is not approved by the stockholders or 150,000,000 if the Authorized Shares Proposal is approved by the stockholders) and the number of shares of our authorized preferred stock will remain unchanged. The Reverse Split Amendment will not affect the par value of our common stock, which, will remain at $0.001 per share, or our preferred stock, which will remain at $0.001 per share.

Because implementation of the reverse stock split would not change the total number of shares of our common stock authorized for issuance, the number of shares of our common stock available for issuance following the implementation of the reverse stock split would increase to the extent the reverse stock split reduces the number of outstanding shares of our common stock. Accordingly, the reverse stock split would provide the Company with additional authorized, unissued and otherwise unreserved shares available for future corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions involving equity or convertible debt securities, future at the market offerings of common stock, or issuance under current or future employee equity plans. The issuance of equity securities in connection with such transactions may result in potentially significant dilution of our current stockholders’ ownership interests in the Company.

The following table illustrates the effects of the reverse stock split at the 1-for-4 ratio, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock as of February 19, 2020. We have also demonstrated the effect on common stock authorized, should the Authorized Shares Proposal be approved:

	Before Reverse Stock	After Reverse Stock Split
	Split	1-for-4
Shares of Common Stock Issued and Outstanding	86,711,035	21,677,758
Shares Reserved for Future Grants of Awards under the 2014 Equity Incentive Plan	516,981	129,245
Shares Reserved for Issuance upon Conversion of Series A Preferred Stock*	24,000,000	6,000,000
Shares Reserved for Issuance Upon Exercise of Outstanding Options to Purchase Common Stock	13,015,345	3,253,836
Total Number of Shares of Common Stock Authorized to be Issued (Current)	100,000,000	100,000,000
Total Number of Shares of Common Stock Authorized to be Issued (If the Authorized Shares Proposal is Approved)	150,000,000	150,000,000

*                                         Amounts assume approval of the Authorized Shares Proposal.

Because no fractional shares will be issued, holders of our common stock could be eliminated in the event that the proposed reverse stock split is implemented. As of February 19, 2020, we had approximately 0 record holders who held fewer than four shares of our common stock, out of a total of approximately 20 record holders. Therefore, we believe that a reverse stock split, even if implemented and approved at a ratio of 1-for-4, would not have a significant effect on the number of holders of our common stock. Although the number of our outstanding shares of common stock would decrease as a result of the reverse stock split, the Board does not intend to use the reverse stock split as a part of, or a first step in, a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no plan or contemplated plan by the Company to take itself private as of the date of this Proxy Statement.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on The Nasdaq Global Market under the symbol “MRNS”.

Certain Risks Associated with the Reverse Stock Split

Before voting on the Reverse Stock Split Proposal, you should consider the following risks associated with the implementation of the reverse stock split:

•                  Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•                  The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

•                  The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•                  While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•                  Although the Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

•                  Furthermore, because implementation of the reverse stock split would not change the total number of shares of our common stock authorized for issuance, the number of shares of our common stock available for issuance following the implementation of the reverse stock split would increase to the extent the reverse stock split reduces the number of outstanding shares of our common stock. Such available shares may be used for future corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions involving equity or convertible debt securities, future at the market offerings of common stock, or issuance under current or future employee equity plans, and the issuance of equity securities in connection with such transactions may result in potentially significant dilution of our current stockholders’ ownership interests in the Company.

Treatment of Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split. Those registered stockholders who hold their shares in certificate form will receive a cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on The Nasdaq Global Market (or other market on which the Company’s common stock is listed), as of the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income tax.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either:

•                  purchasing a sufficient number of shares of our common stock; or

•                  if you have shares of common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in each of your accounts prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of his or her fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by the Board as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal or the reverse stock split.

Effect on Beneficial Stockholders

Stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some registered stockholders may hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your presplit shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the transfer agent.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•                  If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•                  If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Reverse Split Amendment with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the effective time set forth in the Reverse Split Amendment, without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Split Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Reverse Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split. By voting in favor of the reverse stock split, you are expressly also authorizing the Board to delay (until March 31, 2021) or abandon the reverse stock split. If the Reverse Split Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on March 31, 2021, the Board will abandon the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revue Code of 1986, as amended. Assuming the reverse stock split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

A holder of the pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received and generally should be capital gain or loss and generally would be a long-term gain or loss to the extent that the holder’s holding period exceeds 12 months.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him, her or it of the reverse stock split.

Accounting Matters

The par value per share of our common stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under Delaware law or the Company’s Certificate of Incorporation with respect to the Reverse Split Amendment, and the Company will not independently provide our stockholders with any such right.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the Company’s issued and outstanding shares of common stock entitled to vote. There will be no broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

Recommendation of the Board

The Board recommends stockholders vote “FOR” the Reverse Stock Split Proposal.

PROPOSAL 3:

ADJOURNMENT PROPOSAL

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are insufficient votes in favor of approval of the Authorized Shares Proposal or the Reverse Stock Split Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of the majority of shares of common stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. There will be no broker non-votes with respect to this proposal. Abstentions will have the same effect as a vote against the proposal.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of February 19, 2020 (except where otherwise noted) by:

•                  each of our named executive officers;

•                  each of our directors;

•                  all current directors and executive officers as a group; and

•                  each stockholder known by us to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 86,711,035 shares of common stock outstanding as of February 19, 2020. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock subject to options and warrants held by such person or group of persons that are currently exercisable, or will become exercisable by April 19, 2020, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% or greater stockholders:
Venrock Healthcare Capital Partners II, L.P. (1)	6,502,840	7.5%
7 Bryant Park, 23rd Floor
New York, NY 10018
Lion Point Master, LP (2)	6,374,740	7.4%
250 W 55th St, 33rd Floor
New York, NY 10019
Avoro Capital Advisors LLC (3)	6,205,250	7.2%
110 Green St, Suite 800
New York, NY 10012
Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, L.P. (4)	5,942,735	6.9%
200 Clarendon Street
Boston, MA 02116
Boxer Capital, LLC (5)	4,800,000	5.5%
11682 El Camino Real, Suite 320
San Diego, CA 92130
Adage Capital Partners, L.P. (6)	4,800,000	5.5%
200 Claredon St, 52nd Floor
Boston, MA 02116
Named Executive Officers and Directors:
Christopher M. Cashman (7)	1,481,095	1.7%
Scott Braunstein (8)	496,167	*
Edward F. Smith (9)	672,853	*
Lorianne Masuoka, M.D. (10)	—	*
Enrique J. Carrazana, M.D. (11)	315,252	*
Nicole Vitullo (12)	175,850	*
Timothy M. Mayleben (13)	175,850	*
Seth H.Z. Fischer (14)	132,000	*
Michael R. Dougherty (15)	123,250	*
Elan Ezickson (16)	36,111	*
All current directors and executive officers as a group (9 persons) (17)	2,161,083	2.4%

*                 Denotes less than one percent of class.

(1)         Reference is made to Amendment No. 1 to Schedule 13G filed with the SEC by Venrock Healthcare Capital Partners II, L.P. (VHCP II LP) on February 14, 2020. These shares are owned directly as follows: 1,057,940 shares are owned by VHCP II LP, 428,736 shares are owned by VHCP Co-Investment Holdings II, LLC, 4,560,321 shares are owned by Venrock Healthcare Capital Partners III, L.P. and 455,843 shares are owned by VHCP Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of VHCP II LP and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Nimish Shah and Bong Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC.

(2)         Reference is made to Schedule 13G filed with the SEC by Lion Point Capital, LP on February 14, 2020, and excludes 14,125 shares of Series A Participating Convertible Preferred Stock initially convertible into 11,300,000 shares of common stock. Lion Point Capital GP, LLC (Lion Point GP) is the general partner of Lion Point Master, LP. Lion Point Capital, LP is the investment manager to Lion Point Master, LP. Lion Point Holdings GP, LLC is the general partner of Lion Point Capital, LP. Didric Cederholm is a Founding Partner and Chief Investment Officer of each of Lion Point GP and Lion Point Capital, LP. Mr. Cederholm is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. James Freeman is a Founding Partner and Head of Research of each of Lion Point GP and Lion Point Capital, LP. Mr. Freeman is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. By virtue of these relationships, each of Lion Point GP, Lion Point Capital, LP, Lion Point Holdings GP, LLC, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by Lion Point Master, LP.

(3)         Reference is made to Schedule 13G filed with the SEC by Avoro Capital Advisors LLC (Avoro) on February 14, 2020, and excludes 5,250 shares of Series A Participating Convertible Preferred Stock initially convertible into 4,200,000 shares of common stock. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro.

(4)         Reference is made to Amendment No. 3 to Schedule 13G filed with the SEC by Bain Capital Life Sciences Fund, L.P. (BCLS) on February 14, 2020.  5,390,922 shares are held by BCLS and 551,813 shares are held by BCIP Life Sciences Associates, LP (BCIP LS).  Bain Capital Life Sciences Investors, LLC is the general partner of BCLS and Boylston Coinvestors, LLC is the general partner of BCIP LS.  Voting and dispositive power of both BCLS and BCIP LS is shared by Bain Capital Life Sciences Investors, LLC and fund managers Jeffrey Schwartz and Adam Koppel.

(5)         Reference is made to Schedule 13G filed with the SEC by Boxer Capital, LLC on December 13, 2019, and excludes 6,000 shares of Series A Participating Convertible Preferred Stock initially convertible into 4,800,000 shares of common stock. Boxer Asset Management Inc. (Boxer Management) is the managing member and majority owner of Boxer Capital, LLC. Joe Lewis is the sole indirect beneficial owner of and controls Boxer Management.

(6)         Reference is made to Schedule 13G filed with the SEC on December 20, 2019 by Adage Capital Partners GP, L.L.C. (ACPGP). ACPGP is a general partner of Adage Capital Partners, L.P. (ACP) with respect to the shares of common stock directly owned by ACP.  Adage Capital Advisors, L.L.C. (ACA) is a managing member of ACPGP and general partner of ACP with respect to the shares of common stock directly owned by ACP. Robert Atchinson and Phillip Gross are each managing members of ACA and ACPGP, and general partners of ACP with respect to the shares of common stock directly owned by ACP.

(7)         Mr. Cashman was our Chairman, President and Chief Executive Officer until March 18, 2019. The share amounts set forth in the table consist of (i) 271,426 shares of common stock as reported on a Form 4 filed March 20, 2019, and (ii) options to purchase 1,209,669 shares of common stock held by Mr. Cashman as of March 18, 2019.

(8)         Includes options to purchase 396,167 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(9)         Includes options to purchase 655,136 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(10)  Dr. Masuoka was our Chief Medical Officer until October 31, 2019.

(11)  Includes options to purchase 283,452 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(12)  Includes options to purchase 125,500 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.  Ms. Vitullo is a managing member of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. and a managing member of Domain Associates, LLC.  The managing members of One Palmer Square Associates VI, L.L.C. share voting and investment power with respect to shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P. and the managing members of Domain Associates, LLC share voting and investment power with respect to the shares beneficially owned by Domain Associates, LLC.

As of February 20, 2020, 2,476,886 shares of common stock were beneficially owned by Domain Partners VI, L.P., 17,000 shares of common stock were beneficially owned by DP VI Associates, L.P., and 42,550 shares of common stock beneficially owned by

Domain Associates, LLC.  Ms. Vitullo disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(13)  Includes options to purchase 125,500 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(14)  Includes options to purchase 120,900 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(15)  Includes options to purchase 114,250 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(16)  Includes options to purchase 36,111 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

(17)  Includes options to purchase 1,890,766 shares of common stock currently exercisable or exercisable within 60 days of February 19, 2020.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020

ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2020 and intending to have such proposals included in our next proxy statement must have sent their proposals to our Secretary, in writing, at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; Attention: Secretary, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of Stockholders and must have been received by us not later than November 22, 2019. If, however, the date of our 2020 Annual Meeting of Stockholders will be before April 7, 2020 or after June 6, 2020, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2020 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087. We must have received written notice of your intention to introduce a nomination or to propose an item of business at our 2020 Annual Meeting no earlier than the close of business on November 22, 2019 and no later than the close of business on December 22, 2019.  However, if the 2020 Annual Meeting will be held before April 7, 2020 or after June 6, 2020, then no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2020 Annual Meeting and (B) the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made; or in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting, not earlier than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, Edward F. Smith, at Marinus Pharmaceuticals, Inc. 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; telephone: (484) 801-4670.

If you want to receive separate copies of our Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith
Vice President, Chief Financial Officer, Treasurer and Secretary

ANNEX A

CERTIFICATE OF AMENDMENT
OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MARINUS PHARMCEUTICALS, INC.

Marinus Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                      The name of the Corporation is Marinus Pharmaceuticals, Inc.

2.                                      Article 4, Section A of the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended by replacing the first paragraph thereof with the following:

A.                                    Classes of Stock.  The aggregate number of shares of stock that the Corporation shall have the authority to issue is 175,000,000, of which 150,000,000 shares are Common Stock with a par value of $0.001 per share (the “Common Stock”), and 25,000,000 shares are Preferred Stock with a par value of $0.001 per share (the “Preferred Stock”).

3.                                      This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.                                      This Certificate of Amendment shall become effective as of     , Eastern Time on            , 20  .

[Signature page follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this     day of          , 20  .

MARINUS PHARMACEUTICALS, INC.

By:
Name:	Scott Braunstein
Title:	Chief Executive Officer

A-2

ANNEX B

CERTIFICATE OF AMENDMENT
OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MARINUS PHARMCEUTICALS, INC.

Marinus Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.             The name of the Corporation is Marinus Pharmaceuticals, Inc.

2.             Article 4, Section A of the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended by adding the following paragraph immediately after the first paragraph of Article 4, Section A:

“Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Fourth Amended and Restated Certificate of Incorporation, as amended, pursuant to the Delaware General Corporation Law, each four (4) shares of the Common Stock issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $0.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”) and without increasing or decreasing the authorized number of shares of Common Stock or the Preferred Stock. No fractional shares of New Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of New Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the New Common Stock on The Nasdaq Stock Market LLC at the close of business on the date of the Effective Time. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

3.             This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.             This Certificate of Amendment shall become effective as of     , Eastern Time on            , 20  .

[Signature page follows]

B-1

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this     day of          , 20  .

MARINUS PHARMACEUTICALS, INC.

By:
Name:	Scott Braunstein
Title:	Chief Executive Officer

B-2

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MARINUS PHARMACEUTICALS, INC. 5 RADNOR CORPORATE CENTER 100 MATSONFORD RD, SUITE 500 RADNOR, PA 19087 During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2020 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E92312-S98020 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MARINUS PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 1. To approve an amendment to Marinus Pharmaceuticals, Inc.’s (the "Company") Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares ("Proposal 1"); ! ! ! 2. To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of 1 for 4, with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors in its sole discretion ("Proposal 2"); ! ! ! 3. To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 or Proposal 2 ("Proposal 3"). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. E92313-S98020 MARINUS PHARMACEUTICALS, INC. Special Meeting of Stockholders March 31, 2020 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Edward F. Smith and Scott Braunstein as proxies for the undersigned, each with full power to act alone and to appoint a substitute, to represent and vote as designated on the reverse side of this proxy, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on February 19, 2020, at the Special Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2020, on March 31, 2020 at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof. Please sign, date and return the proxy in the envelope enclosed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. This proxy will revoke all prior proxies signed by you. Continued and to be signed on the reverse side